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                                                                     EXHIBIT 4.2

                             SUBSCRIPTION AGREEMENT



To:    CPI Aerostructures, Inc.
       200A Executive Drive
       Edgewood, NY 11717


         1. Subject to the terms and conditions hereinafter set forth, the undersigned, with an address set forth on the signature page attached hereto (the "Purchaser"), hereby subscribes for and purchases the number of units (the "Units"), set forth on the signature page hereof, each Unit consisting of (i) 25,000 shares of common stock, par value $.001 per share (the "Common Stock"), of CPI Aerostructures, Inc. (the "Company"), a New York corporation, with offices at 200A Executive Drive, Edgewood, NY 11717, and (ii) warrants (the "Warrants") to purchase 12,500 shares of Common Stock at an exercise price of $2.00 per share. The Units will be sold at $25,000 per Unit. The Units being purchased hereby are part of a private placement of an aggregate of 80 Units (the "Offering").

         2. Upon acceptance of this Agreement by the Company, it will issue and sell to the Purchaser the number of Units subscribed for at a price of $25,000 per Unit. The purchase price for the Units is payable upon execution of this Agreement in United States Dollars either by bank cashier's check or by wire transfer payable to the order of the Escrow Agent. Such purchase price shall be payable against delivery of Common Stock and Warrant certificates in definitive form which shall be registered in the Purchaser's name.

         3. The Purchaser hereby represents that the Purchaser has been furnished by the Company with all information regarding the Company which the Purchaser had requested or desired to know, including the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1995; Proxy Statement dated December 11, 1995, relating to its Annual Meeting of Stockholders held on January 12, 1996; and any Form 10-QSB for any quarter of the Company's fiscal year ending December 31, 1996, or any Form 8-K, that the Company filed prior to the dated of this Agreement (collectively the "Public Documents"), which are exhibits to the Company's Confidential Private Placement Memorandum dated May 10, 1996 (the "Memorandum"), for the purpose of evaluating the merits and risks of the purchase of the Units. The Company has also provided the Purchaser or the Purchaser's representative with an opportunity to meet and confer with its principals regarding all aspects of the Company's business.

         4.  The Purchaser is aware that:

                  (a) An investment in the Units to be sold hereby involves a high degree of risk and restricted transferability. Accordingly, the Purchaser acknowledges that the Purchaser can afford a loss of the Purchaser's entire investment. Neither the United States Securities and Exchange Commission ("SEC") nor any state agency nor any other agency or authority outside the United



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States has passed upon the adequacy or accuracy of this offering or made any finding or determination as to the fairness of this investment. Any representation to the contrary is a criminal offense.

                  (b) Neither the Units nor any of the securities included therein have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or the laws or regulations of any jurisdiction outside the United States. The Units will be offered and sold in reliance on exemptions from the registration requirements of these laws, including, but not limited to, Section 4(2) of the Securities Act and Regulation D promulgated by the SEC thereunder.

                       Notwithstanding the restricted nature of this investment, the Company has agreed to file by September 5, 1996, a registration statement to register the Common Stock included in the Units and the Common Stock issuable upon exercise of the Warrants in accordance with the terms and conditions for registration set forth in a Registration Rights Agreement attached as an exhibit to the Memorandum.

                  (c) An investment in the Company depends on the Purchaser's particular circumstances. No information concerning the Company other than that described above in Section 3, or disclosed herein has been provided to the Purchaser. The Purchaser is cautioned not to construe this Subscription Agreement, the Memorandum or any prior or subsequent communications as constituting legal advice. The Company and its officers, directors, employees and representatives make no representations or warranties with respect to the Company except as specifically set forth herein.

                  (d) This Subscription Agreement does not constitute an offer to sell the Units to or a solicitation of an offer to buy the Units from anyone in any state or in any other jurisdiction in which an offer or solicitation is not authorized.

                       No other offering literature or advertising in any form is being employed in the sale and purchase of the Units except for this Subscription Agreement, the Memorandum and the Public Documents (collectively, the "Offering Documents"). No person is authorized to give any information or to make any representation not contained in the Offering Documents. Any representation not contained herein must not be relied upon as having been authorized by the Company or its officers. Any distribution or reproduction of the Offering Documents, in whole or in part, or the divulgence of any of its contents, without the prior written consent of the Company, is prohibited.

                  (f) The Purchaser recognizes that: (i) the Purchaser must bear the economic risk of investment in the Company for an indefinite period of time since the Units have not been registered under the Securities Act and, therefore, cannot be sold unless they are subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Company to such effect is obtained; (ii) the Company will place a legend on the certificate(s) evidencing the Common Stock and Warrants stating that they have not been registered

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under the Securities Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of either an effective registration statement or an available exemption from the registration provisions of the Securities Act; (iii) the Company will instruct its transfer agent to make a notation in its records with respect to the restrictions on the sale, transfer or disposition of the Units; and (iv) because of the relatively large number of shares of Common Stock issuable in this Offering in comparison to the number of shares currently outstanding and held by the public, this investment in the Company is not likely to be a fully liquid investment even after registration.

                  (g) The Purchaser agrees that this subscription is and shall be irrevocable, but the Purchaser's obligations hereunder will terminate if this subscription is not accepted by the Company pursuant to the terms contained herein.

         5. The Purchaser represents and warrants to the Company and the Placement Agent that:

                  (a) The Purchaser has sufficient available financial resources to provide adequately for the Purchaser's current needs, including all possible contingencies, and can bear the economic risk of a complete loss of the Purchaser's investment hereunder without materially affecting the Purchaser's financial condition.

                  (b) The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision. The Purchaser acknowledges that the Purchaser also has significant prior investment experience, and that the Purchaser recognizes the highly speculative nature of this investment.

                  (c) The Purchaser is familiar with the financial condition and prospects of the Company's business, has reviewed the Company's most recent financial statements, has been furnished any materials relating to the Company and its activities, the sale and purchase of the Units or anything set forth in this Subscription Agreement which the Purchaser has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations or information set forth in this Agreement.

                  (d) The Company, its officers, directors and employees, have answered all inquiries that the Purchaser has put to them concerning the Company and its activities and the purchase and sale of the Units.

                  (e) The Purchaser has not been furnished any offering literature other than the Offering Documents, and the Purchaser has relied only on the information contained herein and therein and in the information furnished or made available to the Purchaser by the Company as described in subparagraphs
(c) and (d) above.

         Furthermore, as set forth above, no representations or warranties have been made to the Purchaser, or to the Purchaser's advisers, by the Company, or its officers, directors, employees or representatives with respect to the business of the Company, the financial condition of the Company,

                                        3

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and/or the economic, tax, or any other aspects or consequences of a purchase of
Units, and the Purchaser has not relied upon any information concerning this sale and purchase of the Units, written or oral, other than contained in this Agreement or provided by the Company upon request.

                  (f) The Purchaser is relying upon the Purchaser's own counsel, accountant, business advisor(s) and/or others, concerning legal, tax, business and related aspects of the Purchaser's subscription hereunder and the Purchaser's investment in the Company.

                  (g) The Purchaser is acquiring the Units for which the Purchaser hereby subscribes for the Purchaser's own account, as principal, for investment purposes only, and no other person has a direct or indirect beneficial interest in the Units. The Purchaser agrees that the Purchaser will not sell, transfer or otherwise dispose of any of the Units unless they are registered under the Securities Act or unless an exemption from such registration is available.

                  (h) The Purchaser is not directly or indirectly in any way affiliated with any entity that is a competitor of the Company, exclusive of an equity ownership of not more than 5% in any publicly owned corporation.

                  (i) All of the information which the Purchaser has furnished to the Company with respect to the Purchaser's financial position and business experience and all representations provided by the Purchaser are correct and complete as of the date of this Agreement.

                  (j) The Purchaser is authorized and qualified to become a shareholder in, and authorized to make its investment in, the Company and any person signing this Agreement on behalf of the Purchaser has been authorized to do so.

                  (k) The Purchaser understands that neither the Units nor the securities included therein have been registered under the Securities Act and that the issuance of the securities is being effectuated pursuant to an exemption from the registration requirements under the Securities Act, in accordance with Regulation D, and that reliance on such exemption is based, in part, upon the information being supplied hereunder by the Purchaser.

                  (l) All the information which the Purchaser has furnished the Company with respect to Purchaser's financial position and business experience is correct and complete as of the date of this Agreement and, if there should be any material change in such information prior to the consummation of the Purchaser's investment in the Company, the Purchaser will immediately furnish such revised or corrected information to the Company.

         6. The Company shall give to the Purchaser the registration rights specified in the Registration Rights Agreement.

         7. The representations and warranties of the Purchaser and the Company contained herein shall survive the delivery of this Agreement, the receipt of payment for the Units by the Company and the issuance and delivery of the Units. The Purchaser, on the one hand, and the Company and

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the Placement Agent, on the other, agree to hold each other and their respective directors, officers, employees, agents, trustees, counsel and controlling persons (and their respective heirs, representatives, successors and assigns) harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any breach by either the Purchaser or the Company of any such representations and warranties, or as a result of any violation of any securities laws.

         8. The Company hereby makes the following representations, warranties and covenants to the Purchaser, each of which is true and correct as of the date hereof:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and to consummate all of the transactions contemplated by this Agreement. The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company.

                  (b) The authorized capital stock of the Company consists only of 10,000,000 shares, $.001 par value, of Common Stock. As of the date hereof, the issued and outstanding capital stock of the Company consists of 3,728,304 shares of Common Stock. All such issued and outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable.

                  (c) The Company has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement, including the issuance and delivery of the Units and the underlying Common Stock. The Company has all requisite power and authority necessary to own or hold its properties and conduct its business and holds all licenses, permits and other required authorizations from governmental authorities necessary for the conduct of its business.

                  (d) The Company is not in violation or material default under, nor will its execution, delivery and performance of this Agreement result in a material violation of, or constitute a material default under, the Certificate of Incorporation, as amended, or Amended and Restated Bylaws of the Company or any instrument of indebtedness, mortgage or security agreement, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound.

                  (e) There are no pending or threatened legal or governmental proceedings to which the Company is a party which could materially and adversely affect the business, property, financial condition or operations of the Company.

                  (f) The Units and the reservation of the underlying Common Stock have been duly and validly authorized and, when issued and paid for in accordance with the terms of this Agreement, all such securities will be fully paid and nonassessable.

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                  (g) This Agreement is a legal, valid and binding agreement of the Company enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by equitable principles.

                  (h) With respect to the Company, this Agreement and the Offering Documents do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         9. The Purchaser agrees that the Purchaser cannot cancel, terminate or revoke this Agreement or any of the Purchaser's agreements hereunder and that this Agreement is not transferable or assignable by the Purchaser; provided, however, the obligation hereunder will terminate if this subscription is not accepted by the Company pursuant to the terms contained herein.

       10. The primary application of the proceeds to be realized by the Company in the Offering will be for repayment of the Company's indebtedness to Chrysler Capital Corporation, with the balance, if any, for working capital purposes.

       11. Miscellaneous.

                  (a) All notices or other communications given or made hereunder shall be in writing and shall be delivered by hand, against written receipt, sent by overnight courier service or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Purchaser at the Purchaser's address set forth below and to the Company at its address set forth above. Notices shall be deemed given on the date of receipt or, if mailed, five business days after mailing, except notices of change of address, which shall be deemed given when received.

                  (b) Notwithstanding the place where this Agreement may be executed by the Purchaser or the Company, the parties agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida without regard to principles of conflict of laws.

                  (c) This Agreement constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and may be amended only by a writing executed by each of them.

                  (d) If the Purchaser is more than one person, the obligations of the Purchaser shall be joint and several and the representations and warranties herein contained shall be deemed to be made by, and be binding upon each such person and such person's heirs, executors, administrators, successors and assigns. This Agreement shall be binding upon and inure to the benefit of each of the Purchaser and the Company and their respective heirs, legal representatives, successors and assigns.

                  (e) The Purchaser and the Company each hereby submit to the exclusive jurisdiction of the courts of the State of Florida located in Miami, Florida, and of the federal courts located in

                                        6

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the Miami, Florida, with respect to any action or legal proceeding commenced by either of them with respect to this Agreement or to the Units. Each of them irrevocably waives any objection they now have or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above or below or at such other address as either of them shall furnish in writing to the other.

                  (f) The Purchaser and the Company each hereby waive trial by jury in any action or proceeding involving any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or relating to this Agreement or to the Units.

                  (g) In order to discourage frivolous claims, should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

                  (h) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (i) The waiver by either the Purchaser or the Company of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach of any provision of this Agreement.

                  (j) The Purchaser and the Company agree to execute and deliver all further documents, agreements and instruments and to take such other further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

                  (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.



                                        7

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         IN WITNESS WHEREOF, the Purchaser has signed this Subscription
Agreement as of the date indicated below.


Dated:__________________ , 1996

Number of Units
subscribed for: __________.

Amount of check enclosed:  $____________ .


Dated:_______________ , 1996




____________________________________
Signature of Investor
(Name of Investor - Please Print)



____________________________________
Social Security Number of Investor



____________________________________

____________________________________
Address of Investor



____________________________________
Signature of Investor
(Name of Investor - Please Print)





Note: If two investors are signing, please check the manner in which the ownership is to be legally held (the indicated manner shall be construed as if written out in full accordance with applicable laws or regulations):


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  _____ JT TEN: As joint tenants with right of survivorship and not as tenants in common.

  _____ TEN COM: As tenants in common.

  _____ TEN ENT: As tenants by the entireties.


Accepted:


Dated: June 17, 1996

                           CPI Aerostructures, Inc.


                           By:_____________________
                               Arthur August
                               President








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              SPECIAL EXECUTION PAGE FOR SUBSCRIPTION BY AN ENTITY
                (Not applicable to subscriptions by individuals)

         IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence its subscription to CPI Aerostructures, Inc., on this___ day of__________ , 1996.



                                                  Amount of Commitment

                                          $_____________ for___________ Units

____  TRUST --                                      (Include copy of trust
                                                     agreement)

____  CORPORATION --        (Attach certified corporate resolution authorizing
                          signature and a copy of the articles of incorporation)

____  PARTNERSHIP --            (Attach a copy of the partnership agreement)


(Please print the following information exactly as you wish it to appear on the Company records.)


______________________________           ____________________________
    (Name of Subscriber)                          (Address)


______________________________          _____________________________
   (Tax Identification Number)


______________________________          _____________________________
         (Telephone)

         The undersigned trustee, partner or corporate officer certifies that he has full power and authority from the beneficiaries, partners or directors of the entity named below to execute this Subscription Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity.

Dated:______________, 1996  ___________________________________________
                                      (Print Name of Entity)


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________________________________
 (Print Name and Capacity)







By:_____________________________________
   (Signature of authorized trustee,
    partner, or corporate officer)









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                            CORPORATE ACKNOWLEDGMENT


STATE OF                   )
                           ) ss.:
COUNTY OF                  )


         On this ______ day of ____________ , 1996, before me personally came ________________ to be known, being by me duly sworn, did acknowledge that he resides at _________ , that he is the __________ of ___________ , the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                            ----------------------------------
                                                     Notary Public



                           PARTNERSHIP ACKNOWLEDGMENT


STATE OF                   )
                           ) ss.:
COUNTY OF                  )


         On this ________ day of ___________ , 1996, before me personally came ___________ to be known, to be a partner in ___________ , a partnership, and known to be the person described in and who executed the foregoing instrument in the partnership name, and said ______________ duly acknowledged that he executed the foregoing instrument on behalf of said partnership.


                                           ----------------------------------
                                                      Notary Public



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                   CERTAIN NOTICES UNDER STATE SECURITIES LAWS

                                BLUE SKY NOTICES

                                   ALL STATES

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                           FOR FLORIDA RESIDENTS ONLY

         PURSUANT TO SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES ACT, YOU HAVE A RIGHT TO RESCIND YOUR SUBSCRIPTION BY GIVING NOTICE OF SUCH RESCISSION BY TELEPHONE, TELEGRAPH OR LETTER, WITHIN THREE DAYS AFTER YOU FIRST TENDER CONSIDERATION, TO CPI AEROSTRUCTURES, INC. IF NOTICE IS NOT RECEIVED BY SUCH TIME, THE FOREGOING RIGHT OF RESCISSION SHALL BE NULL AND VOID.

                           FOR PENNSYLVANIA RESIDENTS

         EACH PERSON WHO ACCEPTS AN OFFER TO PURCHASE SECURITIES EXEMPTED FROM REGISTRATION BY SECTION 203(d) DIRECTLY FROM AN ISSUER OR AFFILIATE OF AN ISSUER SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY TO THE SELLER, UNDERWRITER (IF ANY) OR ANY PERSON, WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER

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OF HIS WRITTEN BINDING CONTRACT OF PURCHASE, OR, IN THE CASE OF A TRANSACTION IN
WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED.

         YOUR WITHDRAWAL WILL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON. TO ACCOMPLISH THIS WITHDRAWAL, YOU NEED ONLY SEND A LETTER OR TELEGRAM TO THE ISSUER (OR UNDERWRITER) INDICATING YOUR INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF YOU ARE SENDING A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. SHOULD YOU MAKE THE REQUEST ORALLY, YOU SHOULD ASK FOR WRITTEN CONFIRMATION THAT YOUR REQUEST HAS BEEN RECEIVED.










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